UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NETTIME SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
$619
(2) Form, Schedule or Registration Statement No.:
Schedule 14C
(3) Filing Party:
NETtime Solutions, Inc.
(4) Date Filed:
September 27, 2007

NETTIME SOLUTIONS, INC.

8840 East Chaparral Road, Suite 100

Scottsdale, Arizona 85250

January 10, 2008

Dear Shareholder:

This special meeting of shareholders will be held on February 4, 2008 at 9:00 a.m. local time, at the executive offices of NETtime Solutions, Inc., 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250. You are cordially invited to attend.

The Notice of Special Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the special meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

The Board of Directors and management look forward to seeing you at the meeting.

Very truly yours,

/s/ Bahan Sadegh

Bahan Sadegh
President and Chief Executive Officer

NETTIME SOLUTIONS, INC.

8840 East Chaparral Road, Suite 100

Scottsdale, Arizona 85250

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD February 4, 2008

Dear Shareholder:

You are invited to attend the Special Meeting of the Shareholders of NETtime Solutions, Inc. (the “Company”), which will be held on February 4, 2008, at 9:00 a.m. at the Company’s executive offices, 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250 for the following purposes:

1.             To consider and vote upon a proposal to sell substantially all of the assets of the Company, including the assets of its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company, to NETtime Solutions, LLC, an Arizona limited liability company.

2.             To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to change the Company’s name to “Tempco, Inc.”

3.             To adjourn or postpone the Special Meeting, if necessary, to permit the solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.

4.             To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on December 31, 2007 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

By order of the Board of Directors,

/s/ Bahan Sadegh

BAHAN SADEGH
President and Chief Executive Officer

Scottsdale, Arizona

January 10, 2008

IMPORTANT:  Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

NETTIME SOLUTIONS, INC.

8840 East Chaparral Road, Suite 100

Scottsdale, Arizona 85250

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of NETtime Solutions, Inc., a Nevada corporation, for use at the Special Meeting of Shareholders to be held on February 4, 2008, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting (the “Special Meeting”). The date of this Proxy Statement is January 15, 2008, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders. Unless the context requires otherwise, references to “we,” “us,” “our,” and the “Company” refer to NETtime Solutions, Inc.

INFORMATION ABOUT THE SPECIAL MEETING

When is the Special Meeting?

February 4, 2008, 9:00 a.m. (local time).

Where will the Special Meeting be held?

The meeting will be held at 8840 East Chaparral Road, Suite 100 Scottsdale, Arizona 85250.

What items will be voted upon at the Special Meeting?

You will be voting on the following matters:

1.             To sell substantially all of the assets of the Company, including the assets of its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company, to NETtime Solutions, LLC, an Arizona limited liability company;

2.             To amend the Company’s Articles of Incorporation to change the Company’s name to “Tempco, Inc.”;

3.             To adjourn or postpone the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the foregoing proposal; and

4.             To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

Who can vote?

Only holders of record of our Common Stock at the close of business on December 31, 2007 will be entitled to notice of and to vote at the Special Meeting and any adjournments of the Special Meeting. You are entitled to one vote for each share of Common Stock held on that date. As of December 31, 2007, there were 15,382,404 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, INCLUDING THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARIES, NETTIME SOLUTIONS, INC. AND NETEDGE DEVICES, LLC TO NETTIME SOLUTIONS, LLC AND FOR AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “TEMPCO, INC.”

How do I vote by proxy?

You may vote your shares by mail by marking, signing and dating the enclosed form of proxy as promptly as possible and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose. Alternatively, you may vote your shares by marking, signing and dating the enclosed form of proxy as promptly as possible and returning it by fax to (480) 296-0444 or by email to TomK@nettimesolutions.com.

If you return your signed form of proxy before the Special Meeting, we will vote your shares as you direct. For each item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed form of proxy but do not specify how you want to vote your shares, we will vote them:

“FOR” the sale of substantially all of the assets of the Company, including the assets of its wholly-owned subsidiaries, NETtime Solutions, Inc. and NetEdge Devices, LLC to NETtime Solutions, LLC;

“FOR” the amendment of the Company’s Articles of Incorporation to change the name of the Company to “Tempco, Inc.”; and

“FOR” the adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the foregoing proposals.

If any matters other than those set forth above are properly brought before the Special Meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You may revoke your proxy at any time before it is voted either by filing with the President of the Company, at our principal executive offices, a written notice of revocation or a duly executed form of proxy bearing a later date or by attending the Special Meeting and expressing a desire to vote your shares in person. Our principal executive offices are located at 8840 East Chaparral Road, Suite 100 Scottsdale, Arizona 85250. Our fax number is (480) 296-0444 and our email address is TomK@nettimesolutions.com.

What constitutes a “quorum” for the Special Meeting?

The representation, in person or by proxy, of a majority of the outstanding shares of our Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. All form of proxies that are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on, except as noted below. An abstention from voting or a broker non-vote will be used for the purpose of establishing a quorum, but will not be counted in the voting process. All form of proxies that are properly completed, signed and returned to the Company before the Special Meeting, and that have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed.

How many votes are required?

The proposals to approve the sale of substantially all of our assets, including the assets of our wholly-owned subsidiaries, NETtime Solutions, Inc. and NetEdge Devices, LLC to NETtime Solutions, LLC and to amend the Company’s Articles of Incorporation to change the Company’s name to “Tempco, Inc.” will each require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against the sale of assets and the amendment.

The adjournment or postponement of the Special Meeting will require an affirmative vote of the majority of the shares, the holders of which are either present in person or represented by proxy at the Special Meeting.

Who pays for the solicitation of proxies?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

When are shareholder proposals for the 2008 annual meeting due?

Any shareholder proposals for the 2008 annual meeting must be received by us, directed to the attention of the Company’s President, Mr. Bahan Sadegh, NETtime Solutions, Inc. 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250 no later than July 28, 2008. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 1

TO CONSIDER AND VOTE UPON A PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, INCLUDING THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARIES, NETTIME SOLUTIONS, INC., AN ARIZONA CORPORATION, AND NETEDGE DEVICES, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, TO NETTIME SOLUTIONS, LLC, AN ARIZONA LIMITED LIABILITY COMPANY.

(ITEM 1 ON THE FORM OF PROXY)

On August 31, 2007, the Board of Directors, believing it to be in the best interests of the Company and its shareholders, approved the sale (the “Asset Sale”) of substantially all of the assets of the Company, including the assets of its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company, to NETtime Solutions, LLC, an Arizona limited liability company (“NETtime Solutions”), pursuant to the terms of a Memorandum of Understanding, dated September 24, 2007 (the “Memorandum of Understanding”). Under the terms of the Memorandum of Understanding, certain insiders of the Company, including all of the members of the Company’s Board of Directors, the President and Chief Executive Officer, along with certain other shareholders of the Company, who will be collectively referred to as the “Contributors,” formed NETtime Solutions for the purpose of consummating the Asset Sale. The Contributors intend to contribute the issued and outstanding shares of the Company that they collectively hold to NETtime Solutions pursuant to the terms of the limited liability company operating agreement governing NETtime Solutions. Upon consummation of the transactions contemplated in the Memorandum of Understanding, NETtime Solutions and the Company will consummate the Asset Sale.

The terms of the Asset Sale are set forth in the form of Asset Purchase Agreement, to be entered into by and among the Company, its subsidiaries and NETtime Solutions. Under the terms of the Asset Purchase Agreement, the Company, and not the stockholders of the Company, will receive all of the proceeds of the Asset Sale.

THE TERMS OF THE ASSET PURCHASE AGREEMENT

Summary

The bulleted summary that follows highlights selected information contained elsewhere in this Proxy Statement. It may not contain all of the information that is important to you. To fully understand the sale of substantially all of the Company’s assets, and for a more complete description of the Asset Sale and related matters, you should carefully read this Proxy Statement (including the form of Asset Purchase Agreement included as Exhibit A) in its entirety.

•        NETtime Solutions, Inc., through its subsidiaries, develops and markets a line of time and labor management software products.

•        NETtime Solutions, LLC, is an Arizona limited liability company formed for the purposes of consummating the Asset Sale. The members of NETtime Solutions include certain of the Company’s officers, directors and shareholders.

•        In the event that a majority of the stockholders approves this Proposal No. 1, NETtime Solutions, Inc. and NETtime Solutions, LLC intend to enter into the Asset Purchase Agreement, which provides that NETtime Solutions, LLC will purchase all of our assets, and the assets of our two operating subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company, for $1,042,000 and the assumption of all of NETtime Solutions, Inc.’s indebtedness, which includes $500,000 of trade payables and $1,500,000 of short and long-term notes (the “Indebtedness”). Pursuant to the terms of the Asset Purchase Agreement, the Company, and not the stockholders, will receive all of the proceeds of the Asset Sale.

•        The assets to be acquired include our software source code, infrastructure, related inventory, customers, and the use of the name “NETtime Solutions, Inc.”

•        The purchase price under the Asset Purchase Agreement will be payable as follows:

•      An aggregate of 6,478,693 shares of NETtime Solutions, Inc., which will be held by NETtime Solutions, LLC after being contributed by its members, will be redeemed by the Company in partial payment of the purchase price; and

•      An unsecured promissory note in the aggregate principal amount of $200,000 will be issued by NETtime Solutions, LLC in favor of the Company in payment of the remainder of the purchase price.

•        The Asset Purchase Agreement provides that each party’s obligation to close is contingent upon obtaining approval of the Company’s shareholders of the transactions contemplated by the Asset Purchase Agreement.

•        NETtime Solutions’ obligation to close under the Asset Purchase Agreement is further conditioned on, among other customary closing conditions: (i) the resignation of those of our officers and directors who are members in NETtime Solutions, and the appointment of their successors, and (ii) obtaining all necessary third party consents and approvals.

•        NETtime Solutions’ obligation to close under the Asset Purchase Agreement is further conditioned upon, among other customary closing conditions, having obtained a fairness opinion from Source Capital Group.

•        Consummation of the Asset Sale remains subject to certain additional requirements, including, without limitation, the satisfaction of the Company’s obligations under Regulation 14A of the Exchange Act.

Contact Information for Parties to the Asset Purchase Agreement

The Company’s principal executive offices are located at 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250. Our phone number is (480) 296-0442. We develop, manufacture and market a line of time and labor management software and hardware products. Our products are designed to improve productivity by automating time and attendance, workforce scheduling and management of labor resources. We target our product solutions at small to mid-sized companies from 25 to 2,000 or more employees. Our solutions are offered in a 100% web-based application service provider model.

The principal executive offices of NETtime Solutions, LLC are located at 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250. NETtime Solutions, LLC’s phone number is (480) 296-0400. NETtime Solutions, LLC, is an Arizona limited liability company formed for the purposes of consummating the Asset Sale. The members of NETtime Solutions, LLC include certain of NETtime Solutions, Inc.’s officers, directors and shareholders. The members of NETtime Solutions, LLC intend to contribute the shares of Common Stock of NETtime Solutions, Inc. that they hold to NETtime Solutions, LLC as their respective capital contributions. As disclosed above, such contributed shares will be used, in part, by NETtime Solutions, LLC to pay the purchase price for the acquired assets under the terms of the Asset Purchase Agreement.

NETtime Solutions, LLC

The members of NETtime Solutions, LLC will consist of all members of the Company’s Board of Directors, the Company’s President and Chief Executive Officer, and certain of the Company’s shareholders. NETtime Solutions, LLC was formed for the sole purpose of consummating the Asset Sale. Upon obtaining the requisite approval by the Company’s shareholders for the Asset Sale, these individuals anticipate contributing to NETtime Solutions the 6,478,693 shares of Common Stock of the Company that they currently hold in the aggregate, as capital contributions to NETtime Solutions. Under the terms of the Asset Purchase Agreement, the Company will redeem these contributed shares in partial payment of the purchase price. NETtime Solutions will issue an unsecured promissory note in payment of the remainder of the purchase price under the Asset Purchase Agreement. The promissory note will have a term of three years, bear interest at an annual percentage rate of 9%

and will be payable in full on the maturity date of the note. In connection with the closing of the Asset Sale, the members of NETtime Solutions who are currently directors and officers of the Company will resign their respective positions with the Company.

Past Contacts and Negotiations between the Company and Third Parties

The Company has had a three year relationship with a third-party payroll company. In early 2007, the Company approached such company to discuss the possibility of acquiring the Company. Since the third-party payroll company acquired the time and attendance business of another larger payroll company, such negotiations ceased.

In 2007, the Company began discussions with a third party with whom the Company had a strong partner relationship. The Company currently offers time and attendance solutions to such third party’s customers. These discussions never materialized.

In January and June 2007, the Company discussed with another third party the possibility of an acquisition. Such discussions did not materialize.

Reasons for the Asset Sale

Through September 30, 2007, we have continued to experience recurring losses from our operations. Due to our financial condition and the inability to continue ongoing operations with current cash flow, along with our debt obligations, our Board of Directors and management have determined the sale to be in the best interest of the Company’s stockholders. In addition, the Company sought a fairness opinion from an independent third party declaring the proposed transaction fair from a financial point of view to our stockholders. The transaction will result in the sale of substantially all of our assets to the newly formed NETtime Solutions, LLC, but maintain the corporate existence for some time to allow for the new Board of Directors, should it choose so, to seek to find a private operating company with which to combine. No assurance can be given that the Company will be successful in its efforts to find a viable private operating company with which to combine or that any such operating company it does combine with will be profitable.

Management believes that for the Company to achieve sustainable profitability, the Company will need to reduce fees associated with being a public entity, such as accounting fees, legal fees, the cost of director and officer insurance and future Sarbanes-Oxley compliance expenses.

To date, the Company has sustained recurring losses from operations through the three months ended September 30, 2007 totaling approximately $12,000,000 and in the past 22 fiscal quarters has only reported net income two times. During fiscal 2007, we have been able to meet our working capital requirements with our current cash reserves, cash generated from operations, our borrowing capacity under our two credit facilities, and by using the proceeds from the January 2007 sale of our reseller channel and certain other related assets to Synel Industries, Ltd., an Israeli registered corporation. Due to our financial condition, along with other factors, including our inability to raise additional debt or equity capital on terms we feel commercially reasonable, our Board of Directors, upon the receipt of a fairness opinion from our financial advisor declaring the proposed transaction fair from a financial point of view to our stockholders, deemed it advisable and in the best interests of our stockholders to sell substantially all of our assets in accordance with the terms of the Asset Purchase Agreement and to consummate the Asset Sale. The Asset Sale would permit us to retain a sufficient amount of cash ($40,000) to maintain our corporate existence for some period of time to allow the successor Board to seek to find an appropriate private operating company with which to combine or to distribute a substantial portion of the remaining proceeds to our shareholders, as it deems advisable. Accordingly, we have determined that the Asset Sale is prudent at this time and in the best interests of the Company’s shareholders.

Assets Subject to the Sale; Purchase Price

The assets to be acquired by NETtime Solutions under the Asset Purchase Agreement consist of substantially all of our assets, and substantially all the assets our two operating subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company. The acquired assets include, without limitation, all intellectual property, all fixed and personal property, all rights under our assignable contracts, all of our infrastructure, which includes operations equipment, all inventory, and all of our customer contracts. The aggregate purchase price for the acquired assets is $1,042,000, which will be paid at closing in the following manner: (a) the Company will redeem from NETtime Solutions, LLC an aggregate of 6,478,693 shares of the Company’s Common Stock, which shares will be contributed by its members, including certain of our current officers, directors and shareholders; and (b) NETtime Solutions will issue an unsecured promissory note in favor of the Company in the aggregate principal amount of $200,000 in payment of the remainder of the purchase price. The purchase price also includes the assumption of the Indebtedness.

Other Material Terms of the Asset Purchase Agreement

The following is a summary of the significant provisions of the Asset Purchase Agreement. To fully understand the Asset Sale and the terms of the Asset Purchase Agreement, you should carefully read in its entirety the copy of the Asset Purchase Agreement that is included as Exhibit A to this Proxy Statement. The summary provided herein is qualified in its entirety by the terms of the Asset Purchase Agreement.

Assets to be Acquired. NETtime Solutions is acquiring all of our assets, except those “Excluded Assets” listed on Schedule 1.1 to the Asset Purchase Agreement.

Assumption of Liabilities. NETtime Solutions is assuming all of our liabilities, except those “Excluded Liabilities” listed on Schedule 1.5 to the Asset Purchase Agreement.

Purchase Price. The purchase price for the assets to be acquired is $1,042,000 plus the assumption of the Indebtedness described above.

Representations and Warranties. Each of NETtime Solutions and the Company makes various customary representations and warranties in the Asset Purchase Agreement for the benefit of the other party.

Covenants. The Company is bound by various covenants in the Asset Purchase Agreement, including, among others, the following:

•              We covenant not to enter into, modify, amend or terminate any material contract, or waive, release or assign any material rights or claims, not to incur any material liability or material indebtedness, and not to dispose of all or any of the acquired assets, or otherwise permit the acquired assets to become subject to any encumbrances, except as may otherwise be permitted;

•              We covenant to cooperate with NETtime Solutions in securing third-party consent, if applicable, for any contract or agreement relating to the acquired assets that requires such consent;

•              We covenant to deliver the resignations of the directors and officers of the Company who will become members of NETtime Solutions;

•              We covenant not to solicit an alternative offer for the sale of the acquired assets.

Closing Conditions. The Company’s and NETtime Solutions’ obligations to consummate the Asset Sale are subject to the following conditions:

•              Both parties’ obligations are conditioned upon obtaining approval of the Company’s shareholders of the transactions contemplated by the Asset Purchase Agreement.

•              Among other customary closing conditions, NETtime Solutions’ obligations to consummate the Asset Sale are further conditioned upon the receipt of all required third-party consents and approvals to the Asset Sale, and receipt of the resignations of the directors and officers who are members of NETtime Solutions.

•              Among other customary closing conditions, the Company’s obligations to consummate the Asset Sale are further conditioned upon the receipt of the fairness opinion from Source Capital Group, the Company’s financial advisor in connection with the Asset Sale.

Closing. Assuming that Proposals No. 1 and 2 described in this Proxy Statement are approved by the Company’s stockholders, the closing of the Asset Sale is anticipated to occur in December 2007 immediately following the Special Meeting.

Termination. The Asset Purchase Agreement may be terminated as follows:

•              By mutual agreement of the Company and NETtime Solutions;

•              By either party if the closing conditions of such party are not met by December 31, 2007, or if the other party has breached any representation, warranty or covenant, and failed to timely cure such breach; or

•              By either the Company or NETtime Solutions if the Asset Sale has not been completed by December 31, 2007.

Indemnification. The Company will indemnify NETtime Solutions for any liabilities associated with a breach by the Company of any of its representations, warranties or covenants, any losses attributable to liabilities that NETtime Solutions has not assumed under the Asset Purchase Agreement, and any loss incurred as the result of the failure to obtain a required third-party consent to the assignment of any material contract to NETtime Solutions.

Fees and Expenses. The Company will pay all fees and expenses (including all fees of counsel, actuaries, and accountants) incurred by any party in connection with the negotiation and execution of the Asset Purchase Agreement.

Federal Income Tax Consequences of the Asset Sale. The Asset Sale will be treated as a taxable transaction for federal and state tax purposes.

Accounting Treatment. Upon the completion of the Asset Sale, the acquired assets and assumed liabilities will be removed from our consolidated balance sheet.

Use of Proceeds; Our Business after the Sale

The Company, and not our stockholders, will receive all of the net proceeds from the Asset Sale. We anticipate using the net proceeds from the Asset Sale in one or more of the following ways:

•              As working capital for our remaining operations (i.e., once we receive payment on the $200,000 note);

•              To explore potential opportunities for combining with a private operating company; or

•              The potential distribution of cash to our stockholders.

After completion of the Asset Sale, we will continue to operate as a public company, but we will have no existing operations. Our Common Stock will continue to be quoted on the over-the-counter bulletin board under the symbol NTMS.OB. We have not yet made any definitive determination about our future business plans once the Asset Sale is consummated. Immediately following the consummation of the Asset Sale, we will have no operating business or source of revenues, other than the secured note receivable from NETtime Solutions. The Company’s directors will evaluate several possible options, including a possible transaction in which we sell or merge our “public” shell company to or with a private operating business whereby our stockholders would retain some ownership interest in the surviving public corporation. We anticipate that certain general and administrative expenses will be incurred until a transaction is completed, if ever. It is expected that these expenses will be directly related to the maintenance of the corporate structure, audit and tax filings and other ongoing required public filings.

To date, we have not entered into any agreements with any parties to complete such a transaction, and, should the Company’s future board of directors determine to pursue such a transaction, there is no assurance that we will be able to find a potential suitor on terms favorable to us, if at all.

Fairness Opinion

Our Board of Directors retained Source Capital Group (“Source Capital”), financial advisor and investment banking firm, as its independent financial advisor with respect to the Asset Sale and the Asset Purchase Agreement and to render an opinion as to the fairness, from a financial point of view to the holders of our Common Stock, of the purchase price to be received by the Company. In selecting Source Capital, the Board of Directors considered, among other things, the fact that Source Capital is a regionally recognized investment banking firm and is familiar with the Company and the market in which it operates. In addition, the financial advisor is an experienced security analyst, providing analysis and research, valuation and investment opinions. The financial advisor holds NASD licenses 86 and 87 reserved for research analysts. As described herein, Source Capital’s opinion, dated September 14, 2007, was one of various conditions and factors taken into consideration by the Board of Directors in making its determination to approve and ratify the Asset Sale and the Asset Purchase Agreement.

The Company did not have any material relationship with Source Capital during the two-year period preceding the date of this Information Statement and is not contemplating any relationship with Source Capital beyond the engagement described herein.

Source Capital’s professional fee of $15,000 cash was paid by the Company. Source Capital’s professional fee was not contingent upon its conclusions reached in its fairness analysis and/or the consummation of the proposed Asset Sale and Source Capital did not determine the amount of consideration to be paid for the assets comprising the Asset Sale and did not recommend the amount of consideration to be paid.

Source Capital’s opinion with respect to the Asset Sale is that, as of the date of such opinion letter, based on the assumptions made therein, matters considered and limits of review undertaken by Source Capital, the purchase price to be received by the Company was fair, from a financial point of view of the holders of our Common Stock. Upon receipt of the fairness opinion, our Board approved the Sale and the Asset Purchase Agreement.

The full text of Source Capital’s written opinion, dated September 14, 2007, which sets forth the assumptions made, matters considered and limitations on review undertaken, is attached to this Proxy Statement as Exhibit C. Source Capital’s opinion is directed to the Principal Accounting Officer of the Company and addresses the fairness of the consideration to be received by the Company from a financial point of view of the holders of our Common Stock. Source Capital’s opinion does not address the underlying decision of the Company to engage in the transaction. The discussion of the Source Capital opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Source Capital’s fairness opinion does not address any other aspects or implications of the proposed Asset Sale and does not constitute a recommendation to the Company’s stockholders as to how such stockholders should vote or act on any matters relating to the proposed Asset Sale.

In connection with its opinion, Source Capital reviewed certain publicly available financial information and other information concerning the Company and certain internal analyses and other information furnished to it by the Company. Source Capital also considered the business and prospects of the Company. Source Capital did not independently verify any of the information described above and for purposes of its opinion assumed the accuracy, completeness and fairness of all such information. With respect to any financial information furnished by or discussed with the Company, Source Capital assumed that such information was prepared on the basis of reasonable assumptions and reflected the best currently available judgments and estimates of the management of the Company as to the likely future financial performance of the Company. Source Capital’s opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of such opinion.

We note that Jeff Silverman is a shareholder and broker at Source Capital and is the son of Anthony Silverman. Anthony Silverman is a major shareholder of the Company and is expected to have an ongoing role in the Company following the closing of the transactions described in this Proxy Statement.

Regulatory Approval

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed Asset Sale other than the federal securities laws.

Vote Required

On August 31, 2007, the Board of Directors, in reliance on Sections 78.140 and 78.315 of the Nevada Law, and the fairness opinion issued by Source Capital, approved the Asset Sale in accordance with the terms of the Asset Purchase Agreement, and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.565 of the Nevada Law (the Company’s state of incorporation), the Asset Sale requires the approval of shareholders holding a majority of the outstanding votes. As of December 31, 2007 (the “Record Date”), the Common Stock was our only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, INCLUDING THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARIES, NETTIME SOLUTIONS, INC., AN ARIZONA CORPORATION, AND NETEDGE DEVICES, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, TO NETTIME SOLUTIONS, LLC, AN ARIZONA LIMITED LIABILITY COMPANY.

PROPOSAL NO. 2

TO CONSIDER AND VOTE ON A PROPOSAL TO AMEND THE COMPANIES ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “TEMPCO, INC.”

(ITEM 2 ON THE FORM OF PROXY)

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Because all intellectual property used by the Company in connection with the time and attendance software business, as well as rights to the name “NETtime Solutions, Inc.” are being sold to NETtime Solutions, LLC, we are required to amend our articles of incorporation, as amended (the “Amendment”), pursuant to Section 78.390 of the Nevada Revised Statutes, to change our name to “Tempco, Inc.” To become effective, the Amendment must be filed with the Nevada Secretary of State and designated as effective by the Board of Directors. A copy of the Amendment to be filed with the Nevada Secretary of State is set forth in Exhibit B. We intend to implement the Amendment as soon as reasonably practicable following the vote of stockholders solicited by this Proxy Statement.

Our ticker (trading) symbol, which is currently “NTMS.OB,” and the CUSIP number of our Common Stock will both change as a result of the name change. After the name change, shareholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name. However, the existing certificates will continue to represent shares of our Common Stock. Our transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing shareholders. The transfer agent for the Common Stock is:

American Stock Transfer & Trust Company, telephone number (800) 937-5449 or (718) 921-8124. Postal address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and overnight address is Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

Regulatory Approval

We must file the Amendment with, and have it accepted by, the Nevada Secretary of State to amend our articles of incorporation.

Vote Required

On August 31, 2007, the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, the Amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “TEMPCO, INC.”

PROPOSAL NO. 3

TO VOTE UPON A PROPOSAL TO ADJOURN OR POSTPONE OF THE SPECIAL MEETING.

(ITEM 3 ON THE FORM OF PROXY)

The Company is asking its shareholders to vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to permit the solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.

Vote Required

As of the Record Date, the Common Stock was our only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share. The adjournment or postponement of the Special Meeting requires an affirmative vote of the majority of the shares, the holders of which are either present in person or represented by proxy at the Special Meeting.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO PERMIT THE SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 29, 2007, concerning the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company’s Common Stock; (ii) each Director; (iii) the Company’s Chief Executive Officer; and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number		Percent
Todd P. Belfer	1,671,485	(3)	10.9%
Lise M. Lambert	325,163	(4)	2.1%
Robert W. Zimmerman	405,175	(5)	2.6%
Tim Jeffries	40,000	(6)	0.3%
Thomas J. Klitzke	1,500	(7)	0.0%
Bahan Sadegh	277,860	(8)	1.8%
All directors and executive officers as a group	2,713,950	(9)	17.6%
Thomas S. Bednarik	1,027,750	(10)	6.7%
Joseph L. Simek	4,042,026	(11)	26.3%
Laurus Capital Management LLC	1,081,923	(12)	7.0%
Circle F. Ventures LLC	983,511		6.4%
Anthony Silverman	1,687,000		11.0%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 15,382,404 shares of Common Stock outstanding as of the Record Date.

(2)

The address of each of the beneficial owners is c/o NETtime Solutions, Inc., 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250, except for Circle F. Ventures LLC whose address is 17797 North Perimeter Drive, Suite 105, Scottsdale, Arizona 85255; Joseph L. Simek whose address is 611 North Road, Medford, Wisconsin 54461; Laurus Capital Management, LLC, whose address is 825 Third Avenue, 14th Floor, New York, NY 10022 and Anthony Silverman whose address is 2747 Paradise Road, #1405, Las Vegas, Nevada 89109.

(3)	Includes 475,000 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(4)	Includes 290,969 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(5)	Includes 255,000 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(6)	Includes 32,767 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(7)	Includes 1,500 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(8)	Includes 116,250 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(9)	Includes 1,171,486 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(10)	Includes 789,000 shares of Common Stock underlying unexercised options that were exercisable on November 29, 2007, or within 60 days thereafter.

(11)	Includes 62,958 shares of Common Stock issuable upon exercise of warrants issued in consideration for entering into debt agreements during the fiscal year ended June 30, 2002.

(12)	Includes 630,000 shares of Common Stock underlying warrants that were exercisable on November 29, 2007, or within 60 days thereafter.

INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS IN THE PROPOSED TRANSACTIONS

The number of outstanding shares of common stock as of the Record Date was 15,382,404. The following individuals owning the number of shares set forth opposite their names, have the interests described in the footnotes to the below table:

Shareholder:	Number of Shares:
Joseph L. Simek (1)	3,274,068
Joseph L. Simek Rev. Trust (1)	25,000
Frances L. Simek (2)	680,000
Robert W. Zimmerman (3)	150,175
Belfer Labs LLC (4)	26,349
To Be Limited, H. Belfer & S. Belfer (4)	100,000
To Be Family LP (4)	572,222
TPB Investments (4)	852,344
TPB Investment Ltd (4)	22,826
TPB Investments Ltd Partnership (4)	294,966
Kay S. Silverman Rev. Trust (5)	259,000
Kay S. Silverman Rollover IRA (5)	502,432
Jeffrey A. Silverman (5)	135,000
Katsinam Partners, A. Silverman Rollover IRA (5)	1,687,000
Lise Lambert (6)	34,193
Bahan Sadegh (8)	161,610
TOTAL:	8,777,185

(1)

As of the date of this Proxy Statement, the Company owes Mr. Simek the aggregate principal amount of $150,000. Mr. Simek will also be a member of NETtime Solutions, LLC. The aforementioned indebtedness is being assumed by NETtime Solutions, LLC. Mr. Simek is the trustee of the Joseph L. Simek Rev. Trust.

(2)

Frances L. Simek is the spouse of Mr. Simek. As of the date of this Proxy Satement, the Company owes Mrs. Simek the aggregate principal amount of $1,370,000, which indebtedness is being assumed by NETtime Solutions, LLC. Mrs. Simek will also be a member of NETtime Solutions, LLC.

(3)	Mr. Zimmerman is a member of the board of directors of the Company. Mr. Zimmerman will also be a member of NETtime Solutions, LLC.

(4)	Todd P. Belfer is a member of the board of directors of the Company. He will also be a member of NETtime Solutions, LLC. Mr. Belfer has only a one percent (1%) equity interest in each of the To Be

Limited, H. Belfer & S. Belfer and To Be Family LP entities. Mr. Belfer is only a beneficiary of each of the TPB Investments entities and has a 50% membership interest in Belfer Labs LLC. With the exception of Belfer Labs, Mr. Belfer does not have controlling or dispositive voting power over any of the other entities listed in this footnote.

(5)

Kay Silverman is the mother of Jeffrey Silverman. Jeffrey Silverman is a shareholder and broker at Source Capital, the firm that rendered the fairness opinion for this transaction. Mr. Silverman is a beneficiary of the Kay Silverman revocable trust, but has no voting or dispositive control over the trust.

(6)	Lise Lambert is a member of the board of directors of the Company. Ms. Lambert will also be a member of NETtime Solutions, LLC.

(7)	Bahan Sadegh is a member of the board of directors of the Company and its Chief Executive Officer. Mr. Sadegh will also be a member of NETtime Solutions, LLC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In addition to the financial information included in this proxy statement, we are incorporating by reference into this proxy statement the following financial information filed with the SEC:

•           The audited financial statements (including the notes thereto) included in our annual report on Form 10-KSB for the fiscal years ended June 30, 2007 and 2006.

•              The unaudited financial statements (including the notes thereto) included in our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2007.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS OF
NETTIME SOLUTIONS, INC. AND ITS SUBSIDIARIES

Pages 19-22 of this Proxy Statement contain unaudited pro forma condensed consolidated financial information of NETtime Solutions, Inc. and its subsidiaries. This financial information is designed to show how the sale of assets of NETtime Solutions, Inc. to NETtime Solutions, LLC might have affected our historical financial statements if such asset sale had been contemplated at an earlier time. The following unaudited pro forma condensed consolidated financial information was prepared based on the historical financial results of NETtime Solutions, Inc. The following should be read in connection with “NETtime Solutions, Inc. and Subsidiaries Condensed Consolidated Financial Statements,” which are included in the Company’s Annual Report on Form 10-KSB for the fixcal year ended June 30, 2007.

The unaudited pro forma condensed consolidated balance sheet data as of September 30, 2007 is presented as if the asset sale occurred in its entirety as of that date. The unaudited pro forma condensed consolidated statements of operations data for the three months ended September 30, 2007 is presented as if the asset sale occurred in its entirety on July 1, 2007.

The unaudited pro forma consolidated balance sheet data as of June 30, 2007 is presented as if the asset sale occurred in its entirety as of that date. The pro forma consolidated statements of operations data for the year ended June 30, 2007 is presented as if the asset sale occurred in its entirety on July 1, 2006.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessary indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the asset sale occurred during the referenced period.

UNAUDITED HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS OF
NETTIME SOLUTIONS, LLC

Pages 23-26 of this Proxy Statement contain unaudited historical and pro forma financial information of NETtime Solutions, LLC. NETtime Solutions, LLC was formed for the sole purpose of acquiring the assets of NETtime Solutions, Inc. and its subsidiaries, as described in this Proxy Statement.

The historical financial statements of NETtime Solutions, LLC are for the period from inception to September 30, 2007.

The unaudited pro forma balance sheet data as of September 30, 2007 is presented as if the asset purchase occurred in its entirety as of that date. The unaudited pro forma statements of operations data for the three months ended September 30, 2007 is presented as if the asset purchase occurred in its entirety on July 1, 2007.

The unaudited pro forma balance sheet data as of June 30, 2007 is presented as if the asset purchase occurred in its entirety as of that date. The pro forma statements of operations data for the year ended June 30, 2007 is presented as if the asset purchase occurred in its entirety on July 1, 2006.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessary indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the asset purchase occurred during the referenced period.

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA INFORMATION

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 and June 30, 2007, and the unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2007 and the year ended June 30, 2007, are based on the historical financial statements of the Registrant.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on September 30, 2007.

The unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2007 are presented as if the disposition as described in this Proxy Statement occurred in its entirety on July 1, 2007.

The pro forma consolidated balance sheet as of June 30, 2007 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on June 30, 2007.

The pro forma consolidated statements of operations for the year ended June 30, 2007 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on July 1, 2006.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 and its quarterly report on Form 10-QSB for the interim period ended September 30, 2007..

Preparation of the pro forma information is provided for informational purposes only, and is based on assumptions considered appropriate by the Registrant’s management. The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the transactions described above had been consummated as of the dates indicated, nor does it purport to represent the future financial position and the results of operations for future periods. In management’s opinion, all adjustments necessary to reflect the effects of the transactions listed above have been made.

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$247,984	$(207,984	)(A)	$40,000
Note receivable	—	200,000	(B)	200,000
Accounts receivable – trade, net	520,975	(520,975	)(A)	—
Inventory	57,099	(57,099	)(A)	—
Deferred loan costs and other current assets	141,246	(141,246	)(A)	—

Total Current Assets	967,304	(727,304)		240,000

Property and equipment, net	256,702	(256,702	)(A)	—
Other Assets	29,907	(29,907	)(A)	—

Total Assets	$1,253,913	$(1,013,913)		$240,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of long-term debt	$694,848	$(694,848	)(A)	$—
Accounts payable	496,488	(496,488	)(A)	—
Accrued liabilities	665,638	(665,638	)(A)	—
Deferred revenue	471,143	(471,143	)(A)	—

Total Current Liabilities	2,328,117	(2,328,117)		—

Long-term debt, less current portion	825,310	(825,310	)(A)	—

Total Liabilities	3,153,427	(3,153,427)		—

Common Stock Subject to Registration Rights (351,923 Shares)	207,635	—		207,635

Commitments:	—	—		—

Stockholders’ Equity (Deficit):

Common stock, $.005 par value, 50,000,000 shares authorized, 15,030,481 shares issued and outstanding	75,153	(32,394	)(E)	42,759
Contributed capital	9,926,151	2,171,908	(E)	12,098,059
Accumulated earnings (deficit)	(12,108,453)	—		(12,108,453)

Total Stockholders’ Equity (Deficit)	(2,107,149)	2,139,514		32,365

Total Liabilities and Stockholders’ Equity (Deficit)	$1,253,913	$(1,013,913)		$240,000

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$680,242	$(680,242	)(C)	$-
Cost of Revenues	195,184	(195,184	)(C)	—

Gross Profit	485,058	(485,058	)(C)	—

Costs and Expenses:
Sales and marketing	195,275	(195,275	)(C)	—
Research and development	285,601	(285,601	)(C)	—
General and administrative	202,978	(182,878	)(C)	20,100

Total Costs and Expenses	683,854	(663,754)		20,100

Net Income (Loss) from Operations	(198,796)	178,696		(20,100)

Other Income (Expense):	(110,078)	114,578	(D)	4,500

Net Income (Loss):	$(308,874)	$293,274		$(15,600)

Basic and Diluted Loss per Share	$(0.02)			$(0.00)

Basic and Diluted Weighted Average Shares Outstanding	15,030,481	(6,478,693	)(E)	8,551,788

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$278,701	$(238,701	)(F)	$40,000
Note receivable	—	200,000	(G)	200,000
Accounts receivable – trade, net	501,078	(501,078	)(F)	—
Inventory	66,966	(66,966	)(F)	—
Deferred loan costs and other current assets	427,136	(427,136	)(F)	—

Total Current Assets	1,273,881	(1,033,881)		240,000

Property and equipment, net	293,644	(293,644	)(F)	—
Other Assets	35,183	(35,183	)(F)	—

Total Assets	$1,602,708	$(1,362,708)		$240,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of long-term debt	$610,716	$(610,716	)(F)	$—
Accounts payable	551,102	(551,102	)(F)	—
Accrued liabilities	594,875	(594,875	)(F)	—
Deferred revenue	564,176	(564,176	)(F)	—

Total Current Liabilities	2,320,869	(2,320,869)		—

Long-term debt, less current portion	909,442	(909,442	)(F)	—

Total Liabilities	3,230,311	(3,230,311)		—

Common Stock Subject to Registration Rights (351,923 Shares)	207,635	—		207,635

Commitments:	—	—		—

Stockholders’ Equity (Deficit):

Common stock, $.005 par value, 50,000,000 shares authorized, 15,030,481 shares issued and outstanding	75,153	(32,394	)(E)	42,759
Contributed capital	9,889,188	1,899,997	(E)	11,789,185
Accumulated earnings (deficit)	(11,799,579)	—		(11,799,579)

Total Stockholders’ Equity (Deficit)	(1,835,238)	1,867,603		32,365

Total Liabilities and Stockholders’ Equity (Deficit)	$1,602,708	$(1,362,708)		$240,000

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$5,377,207	$(5,377,207	)(H)	$—
Cost of Revenues	2,536,956	(2,536,956	)(H)	—

Gross Profit	2,840,251	(2,840,251	)(H)	—

Costs and Expenses:
Sales and marketing	1,218,183	(1,218,183	)(H)	—
Research and development	1,610,360	(1,610,360	)(H)	—
General and administrative	1,600,954	(1,514,454)		86,500

Total Costs and Expenses	4,429,497	(4,342,997)		86,500

Net Income (Loss) from Operations	(1,589,246)	1,502,746		(86,500)

Other Income (Expense):	1,729,682	(1,711,682	)(I)	18,000

Net Income (Loss):	$140,436	$(208,936)		$(68,500)

Basic and Diluted Loss per Share	$0.01			$(0.01)

Basic Weighted Average Shares Outstanding	14,809,963	(6,478,693	)(E)	8,331,270

Diluted Weighted Average Shares Outstanding	14,977,213	(6,645,943)		8,331,270

See accompanying notes to unaudited pro forma condensed consolidated financial information

NETTIME SOLUTIONS, LLC

UNAUDITED PRO FORMA BALANCE SHEET FOR NETTIME SOLUTIONS, LLC

AS OF SEPTEMBER 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$—	$100,000	(2)
		207,984	(1)	$307,984
Accounts receivable – trade, net	—	520,975	(1)	520,975
Inventory		57,099	(1)	57,099
Deferred loan costs and other current assets		141,246	(1)	141,246
Investments	—	842,351	(3)
		(842,351)	(3)	—

Total Current Assets	—	1,027,304		1,027,304

Property and equipment, net	—	256,702	(1)	256,702

Other Assets
Other assets	—	29,907	(1)	29,907

Total Assets	$—	$1,313,913		$1,313,913

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of long-term debt	$—	$694,848	(1)	$694,848
Accounts payable	—	496,488	(1)	496,488
Accrued liabilities	—	665,638	(1)	665,638
Deferred revenue	—	471,143	(1)	471,143

Total Current Liabilities	—	2,328,117		2,328,117

Long-term debt, less current portion		825,310	(1)
-	—	200,000	(6)	1,025,310

Total Liabilities	—	3,353,427		3,353,427

Commitments:	—	—		—

Members’ Equity
Contributed capital	—	842,351	(3)
		100,000	(2)	942,351
Accumulated earnings (deficit)	—	(2,981,865	)(4)	(2,981,865)

Total Members’ Equity (Deficit)	—	(2,039,514)		(2,039,514)

Total Liabilities and Members’ Equity (Deficit)	$—	$1,313,913		$1,313,913

See accompanying notes to unaudited pro forma condensed consolidated financial information

NETTIME SOLUTIONS, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR
NETTIME SOLUTIONS, LLC

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$—	$680,242	(5)	$680,242
Cost of Revenues	—	195,184	(5)	195,184

Gross Profit	—	485,058		485,058

Costs and Expenses:
Sales and marketing	—	195,275	(5)	195,275
Research and development	—	285,601	(5)	285,601
General and administrative	—	182,878	(5)	182,878

Total Costs and Expenses	—	663,754		663,754

Net Loss from Operations	—	(178,696)		(178,696)

Other Income (Expense):	—	(114,578	)(7)	(114,578)

Net Income (Loss):	$—	$(293,274)		$(293,274)

See accompanying notes to unaudited pro forma condensed consolidated financial information

NETTIME SOLUTIONS, LLC

UNAUDITED PRO FORMA BALANCE SHEET FOR NETTIME SOLUTIONS, LLC

AS OF JUNE 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$—	$100,000	(2)
		238,701	(8)	$338,701
Accounts receivable – trade, net	—	501,078	(8)	501,078
Inventory		66,966	(8)	66,966
Deferred loan costs and other current assets		427,136	(8)	427,136
Investments		842,351	(3)
	—	(842,351	)(3)	—

Total Current Assets	—	1,333,881		1,333,881

Property and equipment, net	—	293,644	(8)	293,644

Other Assets
Other assets	—	35,183	(8)	35,183

Total Assets	$—	$1,662,708		$1,662,708

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of long-term debt	$—	$610,716	(8)	$610,716
Accounts payable	—	551,102	(8)	551,102
Accrued liabilities	—	594,875	(8)	594,875
Deferred revenue	—	564,176	(8)	564,176

Total Current Liabilities	—	2,320,869		2,320,869

Long-term debt, less current portion	—	200,000	(6)
		909,442	(8)	1,109,442

Total Liabilities	—	3,430,311		3,430,311

Commitments:	—	—		—

Members’ Equity
Contributed capital	—	842,351	(3)
		100,000	(2)	942,351 (2)
Accumulated earnings (deficit)	—	(2,709,954	)(4)	(2,709,954)

Total Members’ Equity (Deficit)	—	(1,767,603)		(1,767,603)

Total Liabilities and Members’ Equity (Deficit)	$—	$1,662,708		$1,662,708

See accompanying notes to unaudited pro forma condensed consolidated financial information

NETTIME SOLUTIONS, LLC

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR NETTIME
SOLUTIONS, LLC

FOR THE YEAR ENDED JUNE 30, 2007

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$—	$3,388,914	(9)	$3,388,914
Cost of Revenues	—	1,511,269	(9)	1,511,269

Gross Profit	—	1,877,645		1,877,645

Costs and Expenses:
Sales and marketing	—	860,669	(9)	860,669
Research and development	—	1,398,171	(9)	1,398,171
General and administrative	—	1,277,044	(9)	1,277,044

Total Costs and Expenses	—	3,535,884		3,535,884

Net Loss from Operations	—	(1,658,239)		(1,658,239)

Other Income (Expense):	—	(282,353	)(10)	(282,353)

Net Income (Loss):	$—	$(1,940,592)		$(1,940,592)

See accompanying notes to unaudited pro forma condensed consolidated financial information

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS

TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Management’s Assumptions:

The Company assumes if this transaction closes, the Company will be debt free and will have no operations. In other words, the Company will be a shell until such time, if ever, as a new business is merged with or acquired by the Company. No assurance can be given that such a transaction will be consummated or, if consummated, will be on terms favorable to the Company.

The following is a description of the unaudited pro forma adjustments to the Registrant’s historical condensed consolidated financial statements:

(A)  Reflects the removal of assets and liabilities sold or disposed with the sale as if the sale was consummated on September 30, 2007.

(B)   Reflects the note receivable which the Company would have received if the transaction had been consummated on September 30, 2007.

(C)   Reflects the removal of the operations and related operational changes to the Company as a result of the sale as if the transaction was consummated on July 1, 2007.

(D)  Removes interest expense and related interest charges as if the debt was assumed as of July 1, 2007 and reflects interest income on note receivable discussed in Note (B) above.

(E)   Reflects the common stock which is being surrendered as payment in relation to the transaction.

(F)   Reflects the removal of assets and liabilities sold or disposed with the sale as if the sale was consummated on June, 2007.

(G)   Reflects the note receivable which the Company would have received if the transaction had been consummated on June 30, 2007.

(H)  Reflects the removal of the operations and related operational changes to the Company as a result of the sale as if the transaction was consummated on July 1, 2006.

(I)    Removes interest expense and related interest charges as if the debt was assumed as of July 1, 2006 and reflects interest income on note receivable discussed in Note (G) above and removes the Company’s previous gain on sale of assets.

The following is a description of the unaudited pro forma adjustments reflected to the NETtime Solutions, LLC’s financial statements:

(1)   Represents the assets which would have been acquired and the liabilities which would have been assumed by the new company had the transaction been consummated on September 30, 2007.

(2)   Represents the cash which will be contributed to the new Company by the members of the LLC for working capital.

(3)   Represents the value of the shares which will be contributed to the LLC, and subsequently surrendered to NetTime Solutions, Inc. in relation to the transaction.

(4)   Represents the excess of the liabilities assumed over the fair value of the assets being purchased as explained in Note (1), and includes the note payable in Note (6) and the value of the shares surrendered to NETtime Solutions, Inc. in Note (3).

(5)   Represents the operations which would have been reflected had the transaction being consummated on July 1, 2007.

(6)   Represents the note payable, which bears interest at the rate of 9%, which the LLC will enter into as a result of the transaction.

(7)   Represents interest expense and related interest charges the LLC would have incurred if the transaction had occurred on July 1, 2007

(8)   Represents the assets which would have been acquired and the liabilities which would have been assumed by the new company had the transaction been consummated on June 30, 2007.

(9)   Represents  the operations which would have been reflected had the transaction being consummated on July 1, 2006. Reflects the removal of the operations of the reseller business activity and related operational changes from the reseller channel sale and removes  the gain on sale of the reseller channel.

(10) Represents interest expense and related interest charges the LLC would have incurred if the transaction had occurred on July 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETTIME SOLUTIONS, INC.

Date: January 10, 2008	By:	/s/ Thomas J. Klitzke
	Name:	Thomas J. Klitzke
	Title:	Principal Accounting Officer

Exhibit A

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), is entered into as of October         , 2007, by and between NETtime Solutions, LLC, an Arizona limited liability company (“NETtime Solutions”), and NETtime Solutions, Inc., a Nevada corporation (“NETtime-NV”), and its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation (NETtime-AZ), and NetEdge Devices, LLC, an Arizona limited liability company (“NetEdge” and together with NETtime- AZ, the “Subsidiaries”).

RECITALS

A.            NETtime-NV, through the Subsidiaries, conducts a business that involves developing and marketing a line of time and labor management software products (the “Business”).

B.            Certain officers, directors and shareholders of NETtime-NV, as listed on Exhibit A attached hereto (the “Contributors”), desire to acquire the Business.

C.            NETtime Solutions is an Arizona limited liability company formed for the purpose of acquiring the Business.

D.            Pursuant to that certain Limited Liability Company Agreement, dated as of the date hereof, entered into by and among NETtime Solutions and the Contributors, the Contributors contributed an aggregate of 6,478,693 shares of the issued and outstanding common stock of NETtime-NV held by them (the “Contributed Shares”) to NETtime Solutions in exchange for 100% of the membership interests in NETtime Solutions.

E.             NETtime Solutions desires to acquire the Business and NETtime-NV and the Subsidiaries (together, the “Sellers”) desire to sell the same, subject to the terms and conditions of this Agreement.

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, NETtime Solutions and the Sellers agree as follows:

ARTICLE I
SALE OF ASSETS BY NETTIME

1.1           Sale of the Assets.

1.1.1        Except as disclosed on Schedule 1.1 hereto, and subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Sellers shall sell, convey, assign, transfer, and deliver to NETtime Solutions, and NETtime Solutions shall purchase and acquire from the Sellers, free and clear of any Encumbrances other than Permitted Encumbrances, all of the assets, properties, and business of every kind and description; wherever located; real, personal, or mixed; tangible or intangible; owned or held; or used primarily in the conduct of the Business by the Sellers, as the same shall exist on the date of this Agreement not disposed of in the ordinary course of business, and all assets and property thereafter acquired by the Sellers in respect of or used in the Business immediately prior to the Closing Date (collectively, the “Assets”).  Notwithstanding the foregoing, the transfer of the assets pursuant to this Agreement (the “Asset Sale”) shall not include the assumption of any liability related to the Assets unless NETtime Solutions expressly assumes such liability pursuant to Section 1.4.

1.1.2        Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, NETtime Solutions is acquiring only the Assets and is not acquiring any other asset of the Sellers, and all such other assets shall be retained by NETtime (all of such assets not being acquired hereinafter are set forth in Schedule 1.1, and referred to as the “Excluded Assets”)

1.2           Consideration.  The consideration for the Assets (the “Purchase Price”) will be (a) One Million Forty Two Thousand Dollars ($1,042,000) and (b) the assumption of all of NETtime Solution’s indebtedness existing as of the closing, including, without limitation, $500,000 of trade payables and $1,500,000 of short and long-term notes (the “Assumed Liabilities”). The Purchase Price shall be delivered by NETtime Solutions to the Sellers as follows:

1.2.1        The Contributed Shares shall be delivered to the Sellers at Closing.

1.2.2        An unsecured promissory note in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000) shall be delivered to the Sellers at Closing.

1.3           Conveyance Instruments.  In order to effectuate the contribution of the Assets as contemplated by this Article 1, NETtime has, or will hereafter, execute and deliver, or cause to be executed and delivered, all such documents or instruments of assignment, transfer, or conveyance (collectively, the “Conveyance Instruments” and together with this Agreement, the “Transaction Documents”), as the parties shall reasonably deem necessary or appropriate, to vest in or confirm title to the Assets to NETtime Solutions.

1.4           Assumed Liabilities.  Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, covenants, and agreements of the parties contained herein, NETtime Solutions hereby assumes and agrees to pay, discharge, or fulfill all of the liabilities and obligations arising out of or relating to the Assets and/or the Business existing as of the closing, excluding those liabilities relating to any contract breaches existing as of the closing (the “Assumed Liabilities”).

1.5           Excluded Liabilities.  Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, NETtime Solutions is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of the Sellers (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence of arising hereafter, and all such other liabilities and obligations shall be retained by and remain liabilities of the Sellers (all of such liabilities and obligations not being assumed hereinafter are set forth in Schedule 1.5, and referred to as the “Excluded Liabilities”).

1.6           Allocation.  The Purchase Price shall be allocated in accordance with Schedule 1.6.  In any proceeding related to the determination of any Tax, neither NETtime Solutions nor NETtime shall contend or represent that such allocation is not a correct allocation.

ARTICLE II
EVENTS OCCURRING ON THE CLOSING DATE

2.1           Closing Date.  The transactions contemplated in Article I of this Agreement shall occur (the “Closing”) on October     , 2007 (the “Closing Date”).

2.2           Deliveries by the Sellers.  On the Closing Date, the Sellers shall deliver to NETtime Solutions the following:

2.2.1        Appropriately executed copies of each Transaction Document to which it is a party, and such other documents as NETtime Solutions shall have reasonably requested to demonstrate compliance with, and in the furtherance of the transactions contemplated by, this Agreement;

2.2.2        The executed counterpart copies of all consents, approvals, authorizations, and permits, if any, from third parties referred to in Section 5.3 hereof.

2.3           Deliveries by NETtime Solutions.  On the Closing Date, NETtime Solutions shall deliver to the Sellers appropriately executed copies of each Transaction Document to which it is a party, and such other documents as the Sellers shall have reasonably requested to demonstrate compliance with, and in the furtherance of the transactions contemplated by, this Agreement.

2.3.2        NETtime Debt.  Upon the closing the transactions contemplated hereby, NETtime Solutions shall assume the Assumed Liabilities.

2.3.3        NETtime Name.  Promptly following the closing of the transactions contemplated by this Agreement, NETtime shall effect a change in the corporate names of NETtime-NV and NETtime-AZ, and that the new corporate names will not include the words “Net”, “Time”, or “NETtime”, or any combination or rephrasing of such words.  NETtime may continue to use its existing corporate name until such corporate name change is effective.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NETTIME

3.1           Organization.  NETtime-NV is a corporation that is validly existing, and in good standing under the laws of Nevada, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  NETtime-AZ is a corporation that is validly existing, and in good standing under the laws of Arizona, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  NetEdge is a limited liability company that is validly existing, and in good standing under the laws of Arizona, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

3.2           Authority; Enforceability.  Each of the Sellers has full power and authority to consummate the Asset Sale contemplated in the Transaction Documents. The execution and delivery by each of the Sellers of the Transaction Documents to which it is a party and the consummation by each of the Sellers of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar organizational action. Each Seller has duly executed and delivered each Transaction Document to which it is a party, and each Transaction Document to which it is a party, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or equitable principles relating to or limiting creditors’ rights generally.

3.3           No Violations.  Except for the filing with the SEC of (a) a proxy statement or information statement relating to the approval by the stockholders of NETtime-NV of the principal terms of this Agreement and the transactions contemplated hereby (the “Information Statement”) and (b) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby:

3.3.1        Requires any filing or registration with, or consent, authorization, approval, or permit of, any governmental or regulatory authority on the part of the Sellers;

3.3.2        Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to the knowledge of the Sellers, any law of any governmental or regulatory authority to which the Sellers or any of their respective properties or assets are subject;

3.3.3        Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificate or Articles of Incorporation or the Bylaws or Operating Agreement, as applicable, of the Sellers; or

3.3.4        Violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which any of the Sellers is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of the Sellers which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of the Sellers or the Business taken as a whole.

3.4           Patents, Trademarks, and Similar Rights.

3.4.1        Schedule 3.4 contains a list of all patents, copyrights, trademarks, trade names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs, and other intangible property, and any applications for the same, used in the Business and all goodwill associated with such intangible property (collectively, the “Intangible Property”); owned by the Sellers and used primarily in the Business and a list of all licenses and other agreements relating to Intangible Property which the Sellers are licensed or authorized to use by others in connection with the Business.

3.4.2        The Sellers have the sole and exclusive right to use the Intangible Property and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights and will result in NETtime Solutions having the sole and exclusive right to use all such Intangible Property used primarily in the Business;

3.4.3        No claims have been asserted by any person or entity for the use of any such Intangible Property or challenging or questioning the validity or effectiveness of any such license or agreement, and the Sellers have no knowledge of any valid basis for any such claim; and

3.4.4        To the knowledge of the Sellers, the use of such Intangible Property by the Sellers does not infringe on the rights of any person or entity.

3.5           Title to Assets; Encumbrances.  The Sellers own good and transferable title to all Assets free and clear of any Encumbrances other than those described in Schedule 3.5.  NETtime warrants to NETtime Solutions that, at the time of the Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Schedule 3.5 as acceptable to NETtime Solutions (“Permitted Encumbrances”).

3.6           Brokers or Finders.  The Sellers have not employed any agent, broker, investment banker, financial advisor or other firm or Person who is or may be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the contemplated transactions hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NETTIME SOLUTIONS

4.1           Organization.  NETtime Solutions is a limited liability company that is validly existing, and in good standing under the laws of Arizona, with the organizational power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

4.2           Authority; Enforceability.  NETtime Solutions has full power and authority to consummate the transactions contemplated in the Transaction Documents. The execution and delivery by NETtime Solutions of the Transaction Documents to which it is a party and the consummation by the NETtime Solutions of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action. NETtime Solutions has duly executed and delivered each Transaction Document to which it is a party, and each Transaction Document to which it is a party, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or equitable principles relating to or limiting creditors’ rights generally.

4.3           No Violations.  Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby:

4.3.1        Requires any filing or registration with, or consent, authorization, approval, or permit of, any governmental or regulatory authority on the part of NETtime Solutions;

4.3.2        Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to the knowledge of NETtime Solutions, any law of any governmental or regulatory authority to which NETtime Solutions or any of its properties or assets are subject;

4.3.3        Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificate of Formation or the Operating Agreement of NETtime Solutions; or

4.3.4        Violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which NETtime Solutions is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of NETtime Solutions which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of the NETtime Solutions.

4.4           Brokers or Finders.  NETtime Solutions has not employed any agent, broker, investment banker, financial advisor or other firm or Person who is or may be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the contemplated transactions hereunder.

  ARTICLE V
COVENANTS OF THE PARTIES

5.1           Interim Operations of the Sellers.  Each of the Sellers covenants and agrees that, after the date of this Agreement and prior to the Closing Date, except as may otherwise be agreed between the parties to this Agreement, it shall not (a) enter into, modify, amend or terminate any material contract, or waive, release or assign any material rights or claims, (b) incur any material liability or material indebtedness, or (c) sell, transfer, lease, license or otherwise dispose of all or any of the Assets, or otherwise permit the Assets to become subject to any Encumbrances, excluding Encumbrances set forth on Schedule 3.5.

5.2           Stockholder Consent.  NETtime-NV shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders, or solicit the written consent of stockholders holding the requisite number of shares of NETtime-NV’s common stock, to approve the principal terms of this Agreement and the Transactions.  NETtime-NV shall, through its Board of Directors, recommend to its stockholders approval of the principal terms of this Agreement and the transactions contemplated hereby and shall include such recommendation in the Information Statement; provided, however, that no director or officer of NETtime-NV shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

5.3           Permits; Consents.

5.3.1        Each of the Sellers (i) has maintained in full force and effect and renewed, when required, all permits, licenses, certificates, approvals or authorizations necessary for the conduct of the Business (“Permits”), and (ii) has obtained or will obtain at the earliest practicable date hereafter all consents, approvals, governmental filings, authorizations, and Permits necessary for (A) the consummation of the transactions contemplated by this Agreement, and (B) the continued conduct of the Business by NETtime Solutions after the Closing Date as it is presently conducted by the Sellers, and delivers herewith or will deliver when obtained hereafter to NETtime Solutions copies of each such consent, approval, governmental filing, authorization, and Permit.

5.3.2        To the extent that any of the contracts, leases, agreements, Permits, plans, commitments, purchase orders, or other binding arrangements relating to the Assets (“Contracts”) cannot be assumed by or assigned to NETtime Solutions without the consent of another party, and such consent has not been obtained as of the Closing Date, each of the parties hereto agrees to cooperate with the other in any reasonable arrangement designed to enable the Sellers to perform their obligations under, and to provide for NETtime Solutions the benefits of, any such Contracts, including enforcement, for the account of NETtime Solutions, of any and all rights of the Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.  The Sellers will promptly pay to NETtime Solutions when received all monies received by the Sellers under any such Contracts.

5.4           Information Statement.  NETtime-NV has prepared and filed an Information Statement with the SEC.  NETtime-NV shall use its reasonable best efforts to secure the consent of the stockholders of NETtime-NV to the transactions contemplated hereby.

5.5           Employee Matters.

5.5.1        NETtime Solutions shall offer employment with NETtime Solutions to each employee of NETtime or the Subsidiaries engaged primarily in the Business (such employees are hereinafter referred to as the “Business Employees”) who on the Closing Date is actively employed by NETtime or the Subsidiaries or who was actively employed by NETtime or the Subsidiaries or who was actively employed by NETtime or the Subsidiaries but is on authorized leave of absence, military service, or layoff with recall rights as of the Closing Date, but shall exclude any other inactive or former Business Employee, including any person who is on short-term or long-term disability or who has terminated his or her employment, retired, or died on or before the Closing Date.  All such Business Employees who are offered employment by NETtime Solutions and who accept such employment shall be collectively referred to as the “Transferred Employees.”

5.5.2        NETtime Solutions covenants and agrees to assume all responsibility and liability with respect to the vested accrued benefits (including any claims with respect to any medical benefits that were incurred but not reported prior to the Closing Date as of the Closing Date) of the Transferred Employees (including any beneficiary or dependent thereof) under NETtime employee welfare benefit plans, employee pension benefit plans, and employee fringe benefit arrangements and any other liabilities or obligations relating to NETtime employee benefits or compensation, for periods ending on or prior to the Closing Date.

5.5.3        Benefit Plans.    Upon or as soon as practicable after the Closing Date, NETtime Solutions shall establish such benefit programs for the benefit of its employees, including the Transferred Employees, as it determines are consistent with industry practice.

5.5.4        No Limitations.    Nothing in this Article 5 shall be construed to limit the right of NETtime Solutions to amend or terminate any benefit plan or to modify any compensation arrangement after the Closing Date or to terminate any employee for any reason at any time (subject to the provisions of any written employment contracts entered into between NETtime Solutions and such employee) following the Closing Date.

5.6           Resignations; Elections.    At the Closing, NETtime and the Subsidiaries will deliver: (a) the applicable written resignations of the directors and officers of NETtime and the Subsidiaries, together with a release of NETtime and the Subsidiaries executed by each such person in the form of Exhibit A attached hereto, and (b) resolutions appointing directors to fill such vacancies on the Board of Directors of NETtime.

5.8           Negotiation of Alternative Transaction.  Between the date of this Agreement and the Closing Date, neither NETtime, the Subsidiaries nor any of their officers, directors, employees, shareholders, agents or advisors shall solicit, initiate, furnish information relating to or participate in any discussions or negotiations with any Person concerning the sale or other disposition of all or substantially all of the capital stock of NETtime or the subsidiaries, or a merger, consolidation, or sale of all or substantially all of the assets, or any material assets, of NETtime or the Subsidiaries.  Notwithstanding the foregoing, NETtime may engage in discussions with third parties for the sole purpose of the sale of NETtime as a corporate shell and without any of the Assets if and only if the terms would include the consummation of the transactions in accordance with the terms of this Agreement and such transaction will not delay either the solicitation of shareholder consent in favor of this Agreement or the consummation of the transactions contemplated hereby

5.9           Best Efforts.  Prior to the Closing, upon the terms and subject to the conditions of this Agreement, NETtime Solutions, NETtime and the Subsidiaries shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the transactions contemplated hereby as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the transactions contemplated hereby, and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any Person.  In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Person required to be obtained prior to Closing.

5.10         Cooperation on Tax Matters.   NETtime and NETtime Solutions shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  NETtime Solutions and NETtime agree (a) to retain all books and records which are relevant to the determination of the Tax liabilities pertinent to the Assets until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority, and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, NETtime Solutions or NETtime, as the case may be, shall allow the other party to take possession of such books and records.

ARTICLE VI
CONDITIONS TO CLOSING

6.1           Conditions to Each Party’s Obligation to Close. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

6.1.1        Stockholder Approval. The requisite number of stockholders of NETtime shall have approved the Agreement and the transactions contemplated hereunder.

6.2           Conditions to NETtime Solutions’s Obligation to Close. The obligations of NETtime Solutions to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which conditions may be waived by NETtime Solutions at its sole and absolute discretion):

6.2.1        Consents Obtained. All consents and approvals of any Person necessary to the consummation of the Closing and the transactions contemplated hereby shall have been obtained;

6.2.2        Resignations and Releases.  NETtime Solutions shall have received the resignations of the officers and directors of NETtime and the Subsidiaries and the releases contemplated by Section 5.6.

6.2.3        Material Adverse Change. There shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of NETtime and the Subsidiaries taken as a whole;

6.2.4        Representations and Warranties. All of the representations and warranties of NETtime and the Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

6.2.5        Breach. Neither NETtime nor the Subsidiaries shall have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of NETtime or the Subsidiaries to be performed or complied with by it under this Agreement.

6.2.6        Officer’s Certificate.  NETtime and the Subsidiaries shall have delivered to NETtime Solutions at the Closing a certificate signed by the president of NETtime and the Subsidiaries, dated the Closing Date, in form and substance satisfactory to NETtime Solutions, to the effect that, as of the Closing Date, (a) all of the representations and warranties of NETtime set forth in this Agreement that are qualified as to materiality are true and complete, (b) all such representations and warranties that are not so qualified are true and complete in all material respects, (c) NETtime and the Subsidiaries have performed all obligations required under this Agreement to be performed by it at or prior to the Closing, and (d) there has not occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of NETtime and the Subsidiaries, taken as a whole, or on the Assets.

6.3           Conditions to NETtime’s and the Subsidiaries’ Obligations to Close. The obligations of NETtime to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which conditions may be waived by NETtime at its sole and absolute discretion):

6.3.1        Fairness Opinion.  Source Capital Group shall have issued its fairness opinion, which fairness opinion shall provide that the consideration to be received by NETtime and the Subsidiaries under the terms of this Agreement are fair to NETtime and the Subsidiaries.

6.3.2        Representations and Warranties. All of the representations and warranties of NETtime Solutions set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

6.3.3        Breach. NETtime Solutions shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of NETtime Solutions to be performed or complied with by it under this Agreement; and

6.3.4        Officer’s Certificate. NETtime Solutions shall have delivered to NETtime at the Closing a certificate signed by the manager of NETtime Solutions, dated the Closing Date, in form and substance satisfactory to NETtime, to the effect that, as of the Closing Date, (a) all of the representations and warranties of NETtime Solutions set forth in this Agreement that are qualified as to materiality are true and complete, (b) all such representations and warranties that are not so qualified are true and complete in all material respects, and (c) NETtime Solutions has performed all obligations required under this Agreement to be performed by it at or prior to the Closing.

ARTICLE VII
TERMINATION

7.1           Termination.  The transaction contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

7.1.1        By the mutual written consent of NETtime Solutions and NETtime.

7.1.2        By either NETtime Solutions or NETtime on or after October 31, 2007, if the Closing shall not have occurred by such date, and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by any party hereto.

7.1.3        By NETtime if: (a) NETtime Solutions shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by NETtime to NETtime Solutions specifying such breach; or (b) the conditions set forth in Section 6.3 are not satisfied or otherwise waived on or prior to October 31, 2007.

7.1.4        By NETtime Solutions if: (a) NETtime or the Subsidiaries shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by NETtime Solutions to NETtime specifying such breach, or (b) the conditions set forth in Section 6.2 are not satisfied or otherwise waived on or prior to October 31, 2007.

7.2           Effect of Termination.  In the event of termination of this Agreement by either Buyer or the Company as provided in Section 7.1 above, this Agreement shall forthwith terminate, and there shall be no liability on the part of NETtime Solutions, or on the part of NETtime or the Subsidiaries, except liabilities arising from a breach of this Agreement prior to such termination.

ARTICLE VIII
INDEMNIFICATION

8.1           Indemnification Obligations.  NETtime and the Subsidiaries shall jointly and severally indemnify, defend and hold harmless the NETtime Solutions Indemnified Persons for, from and against and in respect of all Losses:

8.1.1        that arise out of any breach by NETtime or the Subsidiaries of their respective representations and warranties contained in or made pursuant to this Agreement;

8.1.2        that arise out of any breach by NETtime or the Subsidiaries of their respective covenants or agreements contained in or made pursuant to this Agreement;

8.1.3        related to Excluded Liabilities; and

8.1.4        that arise from the failure to obtain any required consent (with respect to the assignment of the Contracts) in connection with the transactions contemplated hereby.

8.2           Indemnification Procedures.  NETtime Solutions shall give NETtime prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and NETtime shall, with the approval of NETtime Solutions which shall not be unreasonably withheld, have the right to assume the defense at NETtime’s expense of any such claim through counsel of NETtime’s own choosing by so notifying NETtime Solutions within 30 days of the first receipt by NETtime of such notice from NETtime Solutions; provided, however, that any such counsel shall be reasonably satisfactory to NETtime Solutions.  If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any NETtime Solutions Indemnified Person and NETtime exists in respect of such third-party claim, NETtime shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to eliminate such conflict. NETtime shall be liable for the fees and expenses of counsel employed by NETtime Solutions for any period during which NETtime has not assumed the defense of any such third-party claim (other than during any period in which NETtime Solutions will have failed to give notice of the third-party claim as provided above).  If NETtime assumes such defense, NETtime Solutions shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by NETtime, it being understood that NETtime shall control such defense.  If NETtime chooses to defend or prosecute any third-party claim, NETtime Solutions shall agree to any reasonable settlement, compromise or discharge of such third-party claim that NETtime may recommend and that, by its terms, discharges NETtime Solutions and the NETtime Solutions Indemnified Persons from the full amount of liability in connection with such third-party claim; provided, however, that, NETtime shall not consent to, and NETtime Solutions shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting NETtime Solutions or any Affiliate of NETtime Solutions or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each NETtime Solutions Indemnified Person that is the subject of such third-party claim.

ARTICLE IX
DEFINITIONS

9.1           Definitions.  For the purpose of this Agreement, the following terms have the following meanings:

9.1.1          “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

9.1.2        “Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title, transfer or use of any nature whatsoever other than liens for taxes, assessments or other governmental charges which were incurred in the ordinary course of business and are not due and payable.

9.1.3        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

9.1.4        “Losses” shall mean any and all losses, liabilities, claims, diminution of value, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys’ fees and expenses and reasonable accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of NETtime Solutions arising under ARTICLE VIII) incurred by any of the NETtime Solutions Indemnified Persons.

9.1.5        “NETtime Solutions Indemnified Persons” means NETtime Solutions, its Affiliates and each of its officers, directors, members, managers, employees, agents and representatives.

9.1.6        “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, and any governmental authority, including any federal, state, local or foreign government department, regulatory agency, authority, commission, board, tribunal or court or other law, rule or regulation-making entity.

9.1.7        “SEC” means the Securities and Exchange Commission.

9.1.8        “Tax” means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax, or additional amount imposed by any governmental authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and (ii) liability for the payment of any amounts of the type described in (i) as a result of any express obligations to indemnify any other Person.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1         Amendment and Modification.  This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

10.2         Survival.  The covenants, agreements, representations, and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date.

10.3         Waiver of Compliance; Consents.  Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.4         Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any party may assign any of its rights hereunder but only with the consent of the other party hereto, which consent shall not be unreasonably withheld, but no such assignment shall relieve it or its obligations hereunder.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

10.5         Expenses, Transfer Taxes, Etc.  All fees and expenses (including all fees of counsel, actuaries, and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by NETtime.

10.6         Further Assurances.  From time to time, at the request of NETtime or NETtime Solutions and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as NETtime or NETtime Solutions may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in NETtime Solutions good and marketable title to the Assets.  NETtime hereby constitutes and appoints, effective as of the Closing Date, NETtime Solutions and its successors and permitted assigns as the true and lawful attorney of NETtime with full power of substitution in the name of NETtime Solutions or in the name of NETtime, but for the benefit of NETtime Solutions, to collect for the account of NETtime Solutions any items of Assets and to institute and prosecute all proceedings which NETtime Solutions may in its reasonable discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits, or proceedings in respect of the Assets.  NETtime Solutions shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

10.7         Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona (without regard to its conflicts of law doctrines).

  10.8         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

10.9         Headings.  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10       Entire Agreement.  This Agreement, including the exhibits, schedules and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.11       Severability.  If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.12       Schedules and Exhibits.  All schedules and exhibits attached hereto are hereby incorporated in and made a part as if set forth in full herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETTIME SOLUTIONS, INC., a Nevada corporation

By:
Name:
Its:

NETTIME SOLUTIONS, INC.,
an Arizona limited liability company

By:
Name:
Its:

SCHEDULE 1.1

EXCLUDED ASSETS

Cash on hand in the amount of $40,000

SCHEDULE 1.5

EXCLUDED LIABILITIES

Liabilities relating to the Sellers or the Assets arising after the Closing and to contract breaches arising prior to the Closing.

SCHEDULE 1.6

PURCHASE PRICE ALLOCATION

SCHEDULE 3.4

INTANGIBLE PROPERTY

SCHEDULE 3.5

ENCUMBRANCES

EXHIBIT A

FORM OF DIRECTOR AND OFFICER RELEASE

Exhibit B

Amendment to Articles of Incorporation

AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

NETTIME SOLUTIONS, INC.,

a Nevada corporation

Pursuant to the provisions of N.R.S. Section 78.030 et. seq., the undersigned Corporation hereby adopts the following amendment to its Articles of Incorporation (“Articles of Incorporation”):

1.             The name of the Corporation is NETtime Solutions, Inc.

2.             Pursuant to N.R.S. Section 78.030, on                         , 2007 the Shareholders and Board of  Directors of the Corporation adopted the following amendment to its Articles of Incorporation:

a.               Article 1 is hereby amended by deleting such Article 1 in its entirety and replacing the deleted Article 1 with the following:

1)              Name:  The name of the Corporation is Tempco, Inc.

b.              Except as expressly amended herein, all other provisions of the Article of Incorporation of this Corporation shall remain unchanged and are in full force and effect as originally filed with the Corporation Commission of the State of Nevada.

3.             The number of shares of common stock of the Corporation (“Common Stock”) outstanding and entitled to vote on the foregoing amendment were Fifteen Million Three Hundred Eighty-Two Thousand Four Hundred Four (15,382,404).  Nine Million Eight Hundred Thirty Thousand Five Hundred Eighteen (9,830,518) of such shares of Common Stock voted for the amendment, and zero (0) voted against the amendment.  The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

4.             The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

IN WITNESS WHEREOF, the undersigned caused this Amendment to Articles of Incorporation to be executed as of the date first written above.

NETTIME SOLUTIONS, INC.,
a Nevada corporation

By:
Name:	Thomas J. Klitzke
Title:	Vice President and Secretary

Exhibit C

Fairness Opinion rendered by Source Capital Group dated September 14, 2007

September 14, 2007

Mr. Tom Klitzke, CPA

Principal Accounting Officer

NETtime Solutions, Inc.

8840 E. Chaparral Road, Suite 100

Scottsdale, AZ 85250

Dear Mr. Klitzke:

You have requested that Source Capital Group, Inc. (“Source”) provide you with its opinion as to the fairness, from a financial point of view, of the consideration to be paid by certain shareholders of NETtime Solutions, Inc. (“Old NETtime”) for the assets, liabilities and ongoing business of the continuing business (“New NETtime”), leaving Old NETtime as a public trading shell (NTMS:OTCBB) with no current business activities but retaining the income tax net loss carry-forward.

Per communication with you, our understanding of the agreement is that certain current shareholders will tender to NETtime Solutions, Inc. 6,476,293 shares of common stock of NTMS, with a current value of $842,000 and execute a note payable in the amount of $200,000 for a total consideration of $ 1,042,000 to purchase the ongoing business, assets and liabilities of New NETtime.

In arriving at the opinion set forth below, Source has completed the following tasks:

1  Reviewed the operating statements of NETtime Solutions, Inc. and its predecessor company Time America, Inc. for the years 2005 and 2006 and nine months ended March 31,2007 as well as the balance sheet for March 31, 2007. We have also reviewed the projected operating statements for New NETtime for the period March 2007 through February 2010 as prepared by management.

2  Reviewed certain information and business description of NETtime as presented on the NETtime Solutions, Inc Web site.

3  Compared the price to earnings multiples of certain public companies in the time and attendance and temporary personnel businesses which we deemed relevant with the multiple of earnings agreed upon in the New NETtime sale.

4  Performed such other analyses and reviewed and analyzed such other information as Source deemed appropriate.

In rendering this opinion, Source did not assume responsibility for independently verifying, and did not independently verify any financial or other information concerning NETtime or the publicly available information regarding other companies.

Source has assumed that all such financial and other information is accurate and complete. Source has further relied on the assurances of Old NETtime management mat they are not aware of any facts that would make such financial or other information inaccurate, incomplete or misleading. With respect to forecasts and financial projections of New NETtime provided by management, Source has assumed, for the purpose of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of their preparation as to the future performance of New NETtime.

Source, as a part of this assignment, has prepared its own appraisal of the continuing business of New NETtime, a copy of which is attached. This appraisal is an integral part of this opinion. Our opinion is based upon regulatory, economic, market and monetary conditions existing on the date hereof.

This opinion has been prepared as information for you and Board of Directors of NETtime Solutions, Inc. in connection with the sale of New NETtime and shall not be reproduced, summarized, described or referred to or provided to any other persons or otherwise made public without the prior consent of Source.

On the basis of, and subject to the foregoing, we are of the opinion that the consideration to be paid by the existing shareholders of Old NETtime, from a financial point of view, for the purchase of the business and assets of New NETtime is not substantially less than fair market value or a purchase price that might have been obtained in a sale to a non-affiliated party.

The attached appraisal and multiple comparison and comments are an integral part of this opinion.

Disclosures: Source is a member of NASD and as such must provide the following disclosures under NASD procedural Rule 2290.

•Source has not acted as a financial adviser with respect to the transaction for which the opinion is sought.

•Source’s compensation for this opinion is not contingent on successful completion of the underlying transaction.

•Source has not had, during the past two years, a material relationship with the companies involved in the transaction for which it has received compensation.

•Source does not have a fairness committee for the purpose of review of this opinion under the procedural rules established under NASD Rule 2290.

Yours very truly,

Joe Blankenship

Vice President Research

Source Capital Group, Inc

September 14, 2007

Mr. Tom KIitzke, CPA

Principal Accounting Officer

NETtime Solutions, Inc.

8840 E. Chaparral Road

Suite 100

Scottsdale, AZ 85250

Dear Mr. Klitzke:

RE: Valuation of the ongoing business of NETtime Solutions

I have examined the business history of what was Time America, Inc., the recent sale of certain parts of the business and examined the prospects of the continuing operation known as NETtime Solutions. You have asked for a valuation of the ongoing business of NETtime Solutions for the purpose of separating that business from the public entity NETtime Solutions, Inc. (OTCBB:NTMS). In conducting this valuation I have examined and relied upon estimates of operating results of the continuing business as supplied by the management of NETtime Solutions.

In deriving an opinion of the current estimated value of the business I have applied valuation techniques normally applied in the industry for purchase or sale of a business or valuation of purchase of shares of a public company. The principal techniques used in this valuation were: (1) Discounted cash flow to estimate net present value and (2) Comparable valuation of public companies in die same or similar businesses.

Using a combination of these techniques I have derived an estimated current value of NETtime Solutions of approximately $1,000,000. This value is based on the net present value calculation of cash flow estimates and considers values determined through a comparison of public company market values using a multiple of market value to revenue. The two techniques and values derived are shown on the pages that follow.

NET PRESENT VALUE

Management has prepared estimates of operations for the period March of 2007 through February of 2010. I extended the monthly value for February of 2010 through June of 2010 to establish three full 12-month periods for calculations purposes. The three-year annual summary of these projections is shown on Exhibit A. For cash flow purposes, I have applied corporate federal income taxes at 35% for years after a tax loss carry forward would expire.

Exhibit B shows the net present values of two cash flow streams. The first, using a 25% discount rate is the leveled cash flows from operations and a terminal value after year ten. The terminal value is approximately five times the net income after taxes. The first estimated value derived is $852,120. The second calculation is the NPV of a 2010 price target using market multiples and discounted at 50%. The higher discount rate is reflective of added market uncertainties, while the first discount rate at 25% is lower because results are more directly determined by management actions. The multiples applied to 2010 operating estimates are determined from our public company comps and are 2.0x revenue and 15x earnings to establish a 2010 price target of $8,400,000. Discounted at 50%, the NPV is $1,083*220. The average of these two calculations established an estimated value of $968,000.

MARKET VALUE COMPARABLES

Market comparabies are best used when the companies are in a similar business and are of similar size. In our search we found only one public company that we could consider a similar business, Workstream, Inc. (NASDAQ: WSTM) which itself does not make a good comp. This company, like NETtime Solutions is losing money, so an earnings multiple is not relevant. The next best metric after price/earnings is market cap to revenue. This metric is illustrative of the market’s valuation of prospects based on revenue generation. Our mature company average of price to sales is 0.80x. To use this metric we developed a trailing twelve months revenue for NETtime, using the estimated revenue for the three month period ending June 30, 2007, annualized. $326k x 4 qtrs x 0.8 gives us the $1,042 million valuation at the upper end of our range.

The average of $968,000 and $1,042 million from the two methods gives our estimated value of $1,000,000 million.

Exhibit C offers a list of companies in somewhat similar businesses; employee rental and temporary staffing that provide many of the functions that are provided by NETtime solutions. While these are not directly comparable, they provide a guideline to values that might be considered in the purchase or sale of a business of this nature.

Kronos Taken Private

In March of 2007, Kronos Corporation, the company we would have considered most similar to Time America was purchased by a private equity firm. The valuation for this transaction was as follows:

Price per share $55.00 cash.
TTM revenue multiple was 2.75 times.
Total transaction value was $1.77 billion.
TTM EPS multiple was approx 55 times.
Book value multiple was 4.26 times.

If you have questions or comments on this valuation, please contact me at the number below.

Sincerely,

Joe Blankenship

7377 E. Doubletree Ranch Road Suite 290
Scottsdale, AZ 480-368-1488

NETtime Solutions	Exhibit A
Forcasted Income Statement
For the Period March 2007 to February 2010

	Year	Year	Year
	Jun-08	Jun-09	Jun-10
Revenues	$2,129,533	$3,285,959	$4,201,357
Cost of Revenue	874,301	998,494	1,001,751
Gross Profit	1,255,233	2,287,465	3,199,606
Operating Expenses
Sales & Marketing	691,729	801,029	887,070
Research & Development	582,075	495,718	495,719
General & Administrative	795,470	798,225	799,496
Total Operating Expense	2,070,274	2,094,972	2,182,285
Operating Income / (Loss)	(815,041)	192,493	1,017,321
Other Income / Expense
Interest Expense	(172,932)	(172,932)	(172,932)
Net Income / (Loss)	(987,973)	19,561	844,389	844,389
Income Taxes				295,536
Net Income				548,853

NETtime Solutions	Exhibit B

Forcasted Income Statement

For the Period March 2007 to February 20

		NPV	NPV
		25%	50%
Year		$852.12	$1,083.22
	0	-988	-988
	1	20	0
	2	844	0
	3	549	8400
	4	549
	5	549
	6	549
	7	549
	8	549
	9	549
	10	549
Terminal		2750

9/14/07

Potential Cmoparable valuations for NETtime Solutions

		Price/Share	EPS A	EPS E	EPS E	P/E	P/E	P/E	P/S
Company	Symbol	9/14/07	TTM	2007	2008	TTM	2007	2008	TTM
Automatic Data Proc	ADP	$44.53	2.04	2.17	2.5	21.8	20.5	17.8	1.0
Administaff	ASF	35.90	1.69	1.7	2.04	21.2	21.1	17.6	0.65
Barrette Business Serv	BBSI	22.74	1.49	1.69	1.96	15.3	13.5	11.6	1.0
On Assignment	ASGN	9.20	0.39	0.33	0.58	23.6	27.9	15.9	0.77
RCM Technologies	RCMT	6.92	0.58	0.33	0.55	11.9	13.1	12.6	0.38
	Average Multiples					18.8	19.2	15.1	0.8
Workstream, Inc.	WSTM	0.96	-0.24	-0.33	-0.22	N/A	N/A	N/A	1.69

NETTIME SOLUTIONS, INC.

PROXY

Special Meeting of Shareholders, February 4, 2008

This Proxy is Solicited on Behalf of the Board of Directors of
NETTIME SOLUTIONS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Shareholders to be held on February 4, 2008 and the Proxy Statement and appoints Bahan Sadegh and Thomas J. Klitzke, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of NETtime Solutions, Inc., a Nevada Corporation (the “Company”), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Shareholders of the Company to be held at the offices of the Company, located at 8840 E. Chaparral Road, Suite 100, Scottsdale, Arizona, 85250, on February 4, 2008 at 9:00 a.m. local time (the “Special Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.

To approve the Proposal to sell substantially all of the assets of the Company, including the assets of its wholly owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company, to NETtime Solutions, LLC, an Arizona limited liability company

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the Proposal to amend the Company’s Articles of Incorporation to change the Company’s name to “Tempco, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Address:

To change your address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

3.            In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified on this form.   If no specification is made, this Proxy will be voted “FOR” the listed proposals.

WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:             This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.